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Exhibit 99(a)(1)(B)

THE OFFER WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON
DECEMBER 30, 2015, UNLESS THE OFFER IS EXTENDED

Any questions concerning the offer or this Letter of Transmittal can be directed to the following address:

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by personal delivery:
FS Energy and Power Fund c/o DST Systems, Inc. P.O. Box 219095 Kansas City, MO 64121-9095	FS Energy and Power Fund c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to FS Energy and Power Fund (the "Company").

The offer to purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

Ladies and Gentlemen:

        This Letter of Transmittal is provided in connection with the Company's offer dated November 20, 2015 to purchase up to 5,918,841 of the Company's issued and outstanding common shares of beneficial interest, par value $0.001 per share (the "Shares") (which number represents 2.5% of the weighted average number of Shares outstanding for the calendar year ended December 31, 2014) (the "Offer to Purchase"). The person(s) signing this Letter of Transmittal (the "Signatory") hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and is formed as a Delaware statutory trust, the number of Shares specified below in Section B "Number of Shares Being Tendered" for purchase by the Company at a price equal to 90% of the offering price per Share determined as of January 6, 2016 (the "Purchase Price"), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, collectively constitute the "Offer"). As an example of the calculation of the Purchase Price, the offering price on November 18, 2015, the date of the Company's most recent closing, was $8.45 per Share; 90% of this amount would equal a Purchase Price of $7.605 per Share. The Purchase Price for Shares in this Offer may be higher or lower than this amount. The Offer will expire at 5:00 P.M., Central Time, on December 30, 2015 (the "Expiration Date"), unless extended.

        Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints DST Systems, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

        The name(s) of the registered holder(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event the name(s) of the holder(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the share ledger maintained in book-entry form by DST Systems, Inc., the Company's transfer agent.

        The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

        The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

        The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the Signatory will be made on behalf of the Company by check or wire transfer to the account identified by the Signatory below.

        If the Signatory participates in the Company's distribution reinvestment plan (the "DRP"), the Signatory will continue to participate in the DRP unless the Company is otherwise notified by the Signatory. Notwithstanding the foregoing, if the Signatory tenders all of their Shares in the Offer (whether or not the Company accepts all such Shares for payment pursuant to the Offer), the Signatory's participation in the DRP will automatically cease with respect to distributions scheduled to be paid after the Expiration Date. If the Signatory holds Shares in a brokerage account maintained at Ameriprise Financial Services, Inc., AXA Advisors or LPL Financial, all such distributions scheduled to be paid after the Expiration Date will be remitted to Ameriprise, AXA Advisors or LPL Financial, respectively, to be credited to the Signatory's brokerage account. If the Signatory does not hold Shares in a brokerage account maintained at Ameriprise, AXA Advisors or LPL Financial, all such distributions scheduled to be paid after the Expiration Date will be paid in cash by check mailed to the registered holder at the address on file with the Company.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.

        The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

FOURTH QUARTER 2015
TENDER AUTHORIZATION FORM

Beneficial Owner(s) Information

Name			Name

Address			Address

	(street)			(street)

	(city/state)	(zip)		(city/state)	(zip)
Social Security or Tax ID No.			Social Security or Tax ID No.

Telephone No.			Telephone No.

Shares are held through an individual retirement account or other qualified pension account: ☐ Yes ☐ No

FSEP Account No. (if known)

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the share ledger maintained by the Company's transfer agent)*

* For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Letter of Transmittal in the "Registered Holder Signature" block in Section E.

Name of Registered Holder

(e.g., custodian if shares are registered in the name of a custodian)

Address

	(street)	(city/state)	(zip)

Tax ID No.	Telephone No.

☐	All Shares owned as of the Expiration Date
☐	Other number of Shares*:

* You must either tender at least 25% of the Shares you have purchased or all of the Shares that you own. If you choose to tender only a portion of your Shares, you generally must maintain a minimum balance of $5,000 worth of Shares following the tender of Shares for repurchase.

This FSEP Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 20, 2015.

FOURTH QUARTER 2015
TENDER AUTHORIZATION FORM

        If no option is selected, (i) all proceeds from tenders processed for custodial accounts will be remitted to the custodian and (ii) and all proceeds from tenders processed for non-custodial accounts will be remitted to the address of record for the owner(s).

        All proceeds from tenders processed for LPL Financial, AXA Advisors and Ameriprise accounts will be remitted to the shareholder's brokerage account.

  ☐
  Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.

  ☐
  Remit payment in the name of the owner(s) directly to the bank account of the owner(s) or custodian of record, as applicable, on record with the Company. If no such bank account information is on record with the Company, payment will be remitted in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.

  ☐
  Remit payment to, and in the name of, the following third party (signature guarantee required):

Name

Address
	(street)	(city/state)	(zip)
  ☐
  Remit payment in the name of the following account holder and to the following bank account via ACH (signature guarantee required):

Bank Name

Bank Routing No.

Bank Account No.

Bank Account Holder Name

Bank Account Holder Social
Security or Tax ID No.

This FSEP Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 20, 2015.

FOURTH QUARTER 2015
TENDER AUTHORIZATION FORM

Per the Internal Revenue Service ("IRS") regulation "Basis Reporting by Securities Brokers and Basis Determination for Stock," the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with this repurchase request. If the owner(s) does not provide this information, the Company will use its chosen default method, First-In, First-Out (FIFO). Note that the Company's default method may not be the most tax advantageous method. The owner(s) may want to consult their financial advisor or tax professional before completing this section.

  Select one option then complete the additional information requested, if applicable:

  ☐
  First-In, First-Out (FIFO)

  First-In, First-Out uses the first lots purchased into the account to determine the cost basis of the Shares and to calculate the gain or loss.

  ☐
  Specific Share Identification

  Specific Share Identification allows the owner(s) to select the Shares from any purchase or reinvested lot that has not previously been sold. Indicate in the table below the number of Shares and date of purchase for each lot to be repurchased in this transaction. To the extent all Shares tendered are not accepted by the Company, the Company will use the Shares listed in the first row of the table and proceed to the next row(s) as necessary until all Shares accepted by the Company are accounted.

NUMBER OF SHARES	DATE OF PURCHASE

☐	Other

This FSEP Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 20, 2015.

FOURTH QUARTER 2015
TENDER AUTHORIZATION FORM

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by the Company, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C "Remittance Information" above. By executing this Letter of Transmittal, the undersigned hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated in Section B "Number of Shares Being Tendered" above.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner
Title of signatory if acting in a representative capacity	Title of signatory if acting in a representative capacity
Signature – Beneficial Owner	Signature – Beneficial Owner
Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the share ledger maintained by the Company):
Signature – Registered Holder
Print Name of Registered Holder
Title of signatory	Date

Signature Guarantee:*	Signature Guarantee:*
The undersigned hereby guarantees the signature of the registered holder, or, if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.	The undersigned hereby guarantees the signature of the registered holder, or, if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.
Institution Issuing Guarantee:	Institution Issuing Guarantee:
Name	Name

Address	Address
(street)	(street)
(city/state) (zip)	(city/state) (zip)
Authorized Signature:	Authorized Signature:

Name	Name

Title	Date	Title	Date

*Signature Guarantee to be completed only if required by Section C "Remittance Information".

This FSEP Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated November 20, 2015.

THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

        1.    Guarantee of Signatures.    If required by Section C "Remittance Information," signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an "Eligible Institution").

        2.    Delivery of Letter of Transmittal.    This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by personal delivery to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.

        A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 5:00 P.M., Central Time, on December 30, 2015, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

        The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

        3.    Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

        (a)   If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the share ledger maintained in book-entry form by DST Systems, Inc., the Company's transfer agent.

        (b)   If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        (c)    If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

        (d)   If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares or of the name of the last transferee indicated on the share ledger maintained in book-entry form by DST Systems, Inc., the Company's transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, or if the Purchase Price is to be remitted to any person(s) other than the registered holder(s) of such Shares, signatures must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

        4.    Withholding.    The Company is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.

        5.    Transfer Taxes.    The Company will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to any person(s) other than the registered holder(s), the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

        6.    Determinations of Validity.    All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering holders to challenge the Company's determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

        NONE OF THE COMPANY, ITS BOARD OF TRUSTEES, FS INVESTMENT ADVISOR, LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

        7.    Requests for Assistance or Additional Copies.    Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address set forth on the cover page of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.

        8.    Backup Withholding.    Each holder that desires to tender Shares must, unless an exemption applies, provide the Company with the holder's taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the holder is an individual, the taxpayer identification number is his or her social security number. If the Company is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the IRS in addition to being subject to backup withholding.

        Holders are required to give the Company the taxpayer identification number of the registered holder of the Shares by completing the IRS Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.

        If backup withholding applies, the Company is required to withhold a portion of any payment made to the shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 28%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.

        Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a holder must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, signed under penalties of perjury, attesting to that person's exempt status. A holder would use an IRS Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A non-U.S. holder may also use an IRS Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person's country of residence.

        HOLDERS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

*        *        *

        IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any) ______
Exemption from FATCA reporting code (if any) ______
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014) Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Form W-9 (Rev. 12-2014) Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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